UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2021 (October 28, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 E 34th St. #249, New York, NY 10016

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2021, Sequential Brands Group, Inc. (the “Company”) entered into the Second Amended and Restated Asset Purchase Agreement (the “Second A&R APA”) for the Joe’s Jeans brand with Centric Brands LLC (“Centric”) and into an agreement to sell the William Rast brand (the “William Rast Agreement”) to JJWHP, LLC. Centric assigned all of its rights and obligations under the Second A&R APA to JJWHP, LLC. The Second A&R APA combined with the William Rast Agreement provides for the payment of a purchase price of an amount up to $48.5 million in cash and the assumption of certain liabilities.

The Second A&R APA supersedes the amended and restated asset purchase agreement dated September 23, 2021. The William Rast Agreement supersedes the asset purchase agreement dated October 19, 2021. Each of the Second A&R APA and the William Rast Agreement contains representations, warranties and covenants from the Company that are customary for transactions of this type and contain customary closing conditions, including approval from the U.S. bankruptcy court.

The foregoing description of such agreements does not purport to be complete and is qualified in its entirety by reference to the full texts of each agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Asset Purchase Agreement by and among Centric Brands LLC and Joe's Holdings LLC.
10.2	Asset Purchase Agreement by and between JJWHP, LLC and William Rast Licensing, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: November 3, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer